UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2015

Citigroup Commercial Mortgage Trust 2015-GC29
(Exact name of issuing entity)

Citigroup Commercial Mortgage Securities Inc.
(Exact name of the depositor as specified in its charter)

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Rialto Mortgage Finance, LLC
FCRE REL, LLC

(Exact name of sponsors as specified in their charters)

Delaware	333-189017-08	86-1073506
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification
of incorporation of depositor)	of issuing entity)	No. of depositor)

390 Greenwich Street
New York, New York	10013
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code	(212) 816-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 15, 2015 (the “Closing Date”), Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2015 (the “Pooling and Servicing Agreement”), between the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Situs Holdings, LLC, as operating advisor, Citibank, N.A., as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee, of Citigroup Commercial Mortgage Trust 2015-GC29, Commercial Mortgage Pass-Through Certificates, Series 2015-GC29 (the “Certificates”).

Certain classes of the Certificates were offered for sale to the public, pursuant to the Depositor’s Base Prospectus, dated January 16, 2015, as supplemented by the Prospectus Supplement (the “Prospectus Supplement”), dated April 1, 2015 and filed with the Securities and Exchange Commission on April 15, 2015.

The Certificates represent, in the aggregate, the entire beneficial ownership in Citigroup Commercial Mortgage Trust 2015-GC29 (the “Issuing Entity”), a common law trust fund formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. As of the Closing Date, the assets of the Issuing Entity consist primarily of 86 fixed-rate mortgage loans (the “Mortgage Loans”) secured by first liens on 108 commercial and multifamily properties.

The Mortgage Loan secured by the mortgaged property identified on Annex A to the Prospectus Supplement as Eastmont Town Center (the “Eastmont Town Center Mortgage Loan”) is part of a loan combination (the “Eastmont Town Center Loan Combination”) comprised of the subject Mortgage Loan included in the issuing entity and one pari passu companion loan (the “Eastmont Town Center companion loan”) that is held outside the issuing entity, all of which are secured by the same mortgage or deed of trust encumbering the same mortgaged property. During the period from the Closing Date to October 29, 2015, the Eastmont Town Center Loan Combination was serviced pursuant to the Pooling and Servicing Agreement.

On October 29, 2015, the Eastmont Town Center companion loan was included in the mortgage pool backing the JPMBB Commercial Mortgage Securities Trust 2015-C32, Commercial Mortgage Pass-Through Certificates, Series 2015-C32 (the “JPMBB 2015-C32 certificates”), and from and after October 29, 2015, the Eastmont Town Center Loan Combination has been (and is expected to continue to be) serviced pursuant to the pooling and servicing agreement governing the issuance of the JPMBB 2015-C32 certificates, dated as of October 1, 2015 (the “JPMBB 2015-C32 PSA”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “JPMBB 2015-C32 Depositor”), Wells Fargo Bank, National Association, as master servicer (the “JPMBB 2015-C32 Master Servicer”), LNR Partners, LLC, as special servicer (the “JPMBB 2015-C32 Special Servicer”), Wilmington Trust, National Association, as trustee (the “JPMBB 2015-C32 Trustee”), Wells Fargo Bank, National Association, as certificate administrator, and Pentalpha Surveillance LLC, as senior trust advisor. The JPMBB 2015-C32 Master Servicer and the JPMBB 2015-C32 Special Servicer are responsible for servicing the Eastmont Town Center Mortgage Loan and administering the related mortgaged property, and the JPMBB 2015-C32 Trustee is the mortgagee of record with respect to the Eastmont Town Center Mortgage Loan.

The JPMBB 2015-C32 PSA, in the form most recently filed with the Securities and Exchange Commission by the JPMBB 2015-C32 Depositor, is attached as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit 4	Pooling and Servicing Agreement governing the issuance of the JPMBB 2015-C32 certificates, dated as of October 1, 2015, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as senior trust advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator.

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2015	CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

	By:	/s/Paul Vanderslice
Name: Paul Vanderslice
Title: President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

4	Pooling and Servicing Agreement governing the issuance of the JPMBB 2015-C32 certificates, dated as of October 1, 2015, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Pentalpha Surveillance LLC, as senior trust advisor, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator.	(E)